                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         STONE & WEBSTER, INCORPORATED
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                         STONE & WEBSTER, INCORPORATED
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                STONE & WEBSTER, INCORPORATED
(LOGO)                               250 West 34th Street
                                   New York, New York 10119

                                                                  March 29, 1996

Dear SHAREHOLDER:

     We cordially invite our Shareholders to attend the 1996 Annual Meeting of Shareholders of Stone & Webster, Incorporated which will be held at the King/Sullivan Room, Hotel duPont, 11th and Market Streets, Wilmington, Delaware, on Thursday, May 9, 1996, at 2:00 P.M. We ask Shareholders who plan to attend the Annual Meeting to mark the appropriate box on the enclosed proxy card.

     As more fully described in the accompanying Proxy Statement, the Board of Directors recommends that you vote FOR the election of Directors and FOR the ratification of the selection of independent accountants.

     With a sense of deep appreciation for their many years of service to the Corporation and its Shareholders, we announce that three of our Directors whose terms of office expire this year have decided not to stand for re-election. William L. Brown (a Director of the Corporation for 26 years), John A. Hooper (a Director for 22 years), and Kenneth G. Ryder (a Director for 9 years) have distinguished themselves in their individual careers and have each made significant contributions to the Corporation through their dedicated service as members of the Board and its Committees. We gratefully acknowledge their efforts on our behalf.

     We are also very pleased to welcome to the Board this year, and the Board has nominated for re-election at the Annual Meeting, John P. Merrill, Jr. and Peter M. Wood, who were elected Directors at the meeting of the Board on March 20, 1996. Both bring strong backgrounds and a wealth of expertise to our organization -- Mr. Merrill in international business, policy-level consulting in the electricity sector, privatization, and project development, and Mr. Wood in finance, mergers and acquisitions, and management consulting. Also nominated for re-election this year is Bernard W. Reznicek, Dean of Creighton University College of Business Administration and former Chairman, President and Chief Executive Officer of Boston Edison Company.

     It is important that your shares be represented at the meeting whether or not you are personally present. Accordingly, we ask that you sign, date and mail the enclosed proxy promptly.

     As in past years, members of management will review the performance and prospects of the Corporation and will be available to answer questions during and after the meeting.

                                   Sincerely,

KENT F. HANSEN             H. KERNER SMITH
Chairman of the             President and
      Board            Chief Executive Officer

                         STONE & WEBSTER, INCORPORATED

                            ------------------------
                               NOTICE OF MEETING
                            ------------------------

                                           250 West 34th Street, New York, New
                                                       York 10119
                                                     March 29, 1996

To the Shareholders of
STONE & WEBSTER, INCORPORATED:

     Notice is hereby given that the 1996 Annual Meeting of Shareholders of Stone & Webster, Incorporated (the Corporation) will be held at the King/Sullivan Room, Hotel duPont, 11th and Market Streets, Wilmington, Delaware, on Thursday, May 9, 1996, at 2:00 P.M., Wilmington time, for the purpose of considering and acting upon the following:

1. The election of three Directors for a term of three years and until their successors are duly elected and qualified.

2. The ratification of the selection by the Corporation's Board of Directors of the firm of Coopers & Lybrand L.L.P., independent accountants, as auditor of the Corporation and its subsidiaries for the year 1996.

3. Any and all other business that may properly come before the meeting.

     Only Shareholders of record at the close of business on March 11, 1996 will be entitled to vote at the meeting or any adjournment or postponement thereof.

     IF YOU ARE UNABLE TO BE PERSONALLY PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND TO RETURN IT PROMPTLY.

                                           By order of the Board of Directors,
                                                     PETER F. DURNING
                                                        Secretary

                         STONE & WEBSTER, INCORPORATED
                              250 West 34th Street
                            New York, New York 10119

                                PROXY STATEMENT

     The following information is furnished to each shareholder (the Shareholder) of Stone & Webster, Incorporated (the Corporation) in connection with the foregoing notice of the 1996 Annual Meeting of the Shareholders of the Corporation (the Annual Meeting) to be held on Thursday, May 9, 1996, and the enclosed proxy for use at the Annual Meeting and any adjournments or postponements thereof. This Proxy Statement and the form of the proxy are being mailed to Shareholders commencing on or about March 29, 1996.

     The enclosed proxy is being solicited by and on behalf of the Board of Directors of the Corporation. A proxy executed on the enclosed form may be revoked by the Shareholder at any time before the shares are voted by filing with the Secretary of the Corporation an instrument revoking such proxy or a duly executed proxy bearing a later date or by attending the Annual Meeting and electing to vote in person. If a Shareholder is a participant in the Corporation's Dividend Reinvestment Plan, the proxy represents the shares in the Shareholder's plan account in addition to the shares registered in the Shareholder's name. If the Shareholder is a participant in the Employee Investment Plan, Employee Stock Ownership Plan or Payroll-based Employee Stock Ownership Plan of Stone & Webster, Incorporated and Participating Subsidiaries, the proxy will constitute voting instructions to the trustee under those plans directing how the shares in the participant's accounts in the plans are to be voted. The shares of the Corporation's Common Stock represented by all proxies which are received by the Corporation, or voting instructions received by the trustee under the plans, will be voted as specified. If no specification is made, the shares represented thereby will be voted:

        (1) FOR the election of the Board's nominees as Directors; and

        (2) FOR the ratification of the selection of Coopers & Lybrand L.L.P., independent accountants, as auditor of the Corporation and its subsidiaries for the year 1996.

CONFIDENTIALITY; VOTING

     The Board of Directors has adopted a policy of confidentiality regarding the voting of shares by Shareholders. Under this policy, all Shareholder votes by proxy or ballot will be kept permanently confidential and will not be disclosed to the Corporation or third parties unless disclosure is required by law or the Shareholder consents to or requests disclosure, or in the case of a contested election or other matter, where the contesting proponent does not agree in writing to comply with the same policy. Voting instructions given to the trustee by a participant in the Employee Investment Plan, Employee Stock Ownership Plan or Payroll-based Employee Stock Ownership Plan of Stone & Webster, Incorporated and

Participating Subsidiaries will be mailed directly to the trustee (or its representative) and will be kept permanently confidential and will not be disclosed to the Corporation or third parties unless disclosure is required by law or the participant consents to or requests disclosure.

     Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Corporation to act as inspectors of election for the meeting. The inspectors of election will treat shares of Common Stock represented by proxies that specify abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, abstentions will be treated as negative votes for purposes of determining the outcome of any matter submitted to Shareholders which requires the approval of a majority of votes entitled to be cast on such matters.

     The inspectors of election will treat shares represented by proxies for shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and which the broker or nominee does not have discretionary power to vote on a particular matter (sometimes referred to as "broker non-votes") as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for the purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

     The expenses in connection with the solicitation of proxies, including the cost of preparing, assembling and mailing proxy material, and also the payment or reimbursement of charges of brokerage houses and other institutions, nominees and fiduciaries in forwarding the Corporation's proxy material to beneficial owners, will be borne by the Corporation. In addition to solicitations by mail, some of the officers and regular employees of the Corporation and its subsidiaries may solicit proxies personally or by telephone, facsimile or telegraph. The Corporation has also retained D. F. King & Co., Inc. to assist in the solicitation of proxies by the methods referred to above at an estimated cost of $10,000 plus out-of-pocket expenses.

SHARE OWNERSHIP

     The Corporation had outstanding, as of March 11, 1996, 13,300,513 shares of Common Stock (excluding 4,430,975 shares held in the treasury), each share of which is entitled to one vote. Only Shareholders of record at the close of business on March 11, 1996 will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof.

     As of March 11, 1996, the institutional trustees under the following employee benefit plans held of record more than 5% of the outstanding Common Stock of the Corporation:

          The Employee Investment Plan of Stone & Webster, Incorporated and Participating Subsidiaries (the Employee Investment Plan) -- 1,741,995 shares (approximately 13.1%)

                                      and

          The Employee Stock Ownership Plan of Stone & Webster, Incorporated and Participating Subsidiaries (ESOP) (including PAYSOP shares referred to below) -- 2,897,754 shares (approximately 21.8%).

     The Committee under the Employee Investment Plan (the Plan Committee) may be considered a beneficial owner of the shares held under the Employee Investment Plan by reason of the definition of beneficial ownership contained in Rule 13d-3 of the Securities and Exchange Commission (the Commission) promulgated under the Securities Exchange Act of 1934, as amended (the Exchange
Act). The Employee Investment Plan provides that shares allocated to the investment accounts of participants will be voted as the participants direct, and shares as to which participants have not given directions will be voted in accordance with the direction of the Plan Committee. To the extent that the Plan Committee shares voting power as aforesaid, the Plan Committee may be considered a beneficial owner under the Commission definition. The Plan Committee is presently composed of Kenneth G. Ryder, Chairman, Donna R. Fitzpatrick, Kent F. Hansen, and John A. Hooper, all of whom are non-employee Directors of the Corporation. Pursuant to the ESOP, shares allocated to the accounts of participants are voted as the participants direct, and allocated shares as to which participants have not given directions and all unallocated shares are voted in the proportions the allocated shares are voted by the participants. Shares held under the ESOP may not be transferred by the trustee of that plan, other than to meet distribution requirements of the ESOP or in connection with a statutory reclassification of the Corporation's Common Stock or a statutory merger, consolidation or sale of assets or in certain limited circumstances, upon the direction of the participants.

     As of March 11, 1996, the Payroll-based Employee Stock Ownership Plan (PAYSOP) trust (which was merged into, but held in a separate account within, the ESOP trust effective as of January 1, 1995) held 67,463 shares (approximately 0.5%) of Common Stock. Shares allocated to the accounts of participants from the PAYSOP are voted as the participants direct, and allocated shares as to which no participant directions are given will not be voted.

     In addition to the foregoing, the following table sets forth information concerning beneficial owners of more than 5% of the outstanding Common Stock of the Corporation:

                                                                          PERCENTAGE OF
                                                           NUMBER OF       OUTSTANDING
        NAME AND ADDRESS                                    SHARES        COMMON STOCK
        -------------------------------------------------  ---------      -------------
        Frank J. A. Cilluffo(1)..........................  1,615,736          12.15%
        Cilluffo Associates, L.P.
        160 Broadway, East Building
        New York, New York 10038
        Warburg, Pincus Counsellors, Inc.(2).............   877,400            6.60%
        466 Lexington Avenue
        New York, New York 10017

- ---------------

(1) Frank J. A. Cilluffo, a Director of the Corporation, reporting for himself and Cilluffo Associates, L.P., Zenith Associates, L.P., Frank and Irja Cilluffo Foundation, and Edward C. Meyer, has furnished information to the Corporation which disclosed that as of March 11, 1996, such individuals and entities beneficially owned, taken together, 1,615,736 shares. Mr. Cilluffo disclaims beneficial ownership of the 1,484,800 shares held by Cilluffo Associates, L.P. and the 105,800 shares held by Zenith Associates, L.P. except to the extent of his pecuniary interest in the securities. He also disclaims beneficial ownership of 10,000 shares held by the Frank and Irja Cilluffo Foundation. Mr. Cilluffo also has options to purchase 2,000 shares issued under the Corporation's 1995 Stock Option Plan which are currently exercisable.
(2) Warburg, Pincus Counsellors, Inc., investment advisors, have furnished information to the Corporation which disclosed that as of January 22, 1996, Warburg, Pincus Counsellors, Inc. exercised investment discretion with respect to 877,400 shares, which were owned by its accounts.

     To the knowledge of the Corporation, as of March 11, 1996 no other person beneficially owned more than 5% of the outstanding Common Stock of the Corporation.

                            I. ELECTION OF DIRECTORS

                               (PROXY ITEM NO. 1)

     In accordance with the Corporation's By-Laws, the Board of Directors will consist of ten members and is divided into three classes. The three Directors to be elected at this Annual Meeting will be elected to serve until the 1999 Annual Meeting of the Shareholders, and until their successors are duly elected and qualified. The vote of a majority of all votes entitled to be cast at the Annual Meeting shall be sufficient to elect a Director. The Board recommends that Shareholders vote FOR each of the nominees listed below. It is intended that proxies and voting instructions which are executed without specification (other than broker non-votes) will be voted for the election of the nominees listed below, all of whom are now Directors of the Corporation:

          JOHN P. MERRILL, JR., BERNARD W. REZNICEK, AND PETER M. WOOD

     Certain information, as reported to the Corporation, respecting such persons and other persons whose term of office as Director will continue after the Annual Meeting, and information relating to the beneficial ownership of Common Stock of the Corporation of other Named Executives (as hereinafter defined) who are not Directors of the Corporation, is set forth below:

                                                                                 SHARES OF
                                                                               COMMON STOCK
                                                                                  OF THE
                                                                                CORPORATION
                                                                               BENEFICIALLY
                                    BUSINESS EXPERIENCE                          OWNED ON
 DIRECTORS AND NOMINEES          FOR THE PAST FIVE YEARS,            DIRECTOR    MARCH 11,
 AND EXECUTIVE OFFICERS          AGE AND OTHER INFORMATION           SINCE        1996(A)
- ------------------------- ---------------------------------------    -----     -------------
                          NOMINEES FOR TERMS EXPIRING IN 1999
John P. Merrill, Jr...... Chairman, Merrill International, Ltd.       1996             200(B)
                            (International project development)
                            President of Wing-Merrill Group from
                            1991 to 1993 (52).
Bernard W. Reznicek...... Dean, Creighton University College of       1995             268
                            Business Administration; former
                            Chairman, President and Chief
                            Executive Officer, Boston Edison
                            Company. (Education; Public
                            utilities) (59). Also Director of
                            State Street Boston Corporation,
                            CalEnergy Company and Guarantee Life
                            Company.
Peter M. Wood............ Former Managing Director, J.P. Morgan &     1996             200(B)
                            Co. Incorporated ((Finance) (57).
                            Also Director of First Alert, Inc.
                          DIRECTORS WHOSE TERMS EXPIRE IN 1997
Donna R. Fitzpatrick..... President and Chief Executive Officer,      1994             236(C)
                            Radiance Services Company
                            (Microelectronics cleaning
                            technology) (47).
Kent F. Hansen........... Chairman of the Board of the                1988             336(C)
                          Corporation. Professor of Nuclear
                            Engineering, Massachusetts Institute
                            of Technology (Education) (64). Also
                            Director of EG&G, Inc.
Elvin R. Heiberg III..... President, Heiberg Associates, Inc.         1994             236(C)
                            (Consulting) (64).
H. Kerner Smith.......... President and Chief Executive Officer       1996           2,000(D)
                          of the Corporation. Former Managing
                            Director of Deutsche Babcock AG and
                            President and Chief Executive Officer
                            of Deutsche Babcock Technologies,
                            Inc., and former President and Chief
                            Executive Officer of Riley
                            Consolidated, Inc. (51).

                                                                                 SHARES OF
                                                                               COMMON STOCK
                                                                                  OF THE
                                                                                CORPORATION
                                                                               BENEFICIALLY
                                    BUSINESS EXPERIENCE                          OWNED ON
 DIRECTORS AND NOMINEES          FOR THE PAST FIVE YEARS,            DIRECTOR    MARCH 11,
 AND EXECUTIVE OFFICERS          AGE AND OTHER INFORMATION           SINCE        1996(A)
- ------------------------- ---------------------------------------    -----     -------------
                          DIRECTORS WHOSE TERMS EXPIRE IN 1998
Frank J. A. Cilluffo..... Managing Partner, Cilluffo Associates,      1994       1,605,736(C),(E)
                          L.P. (Private investment partnership)
                            (52).
J. Angus McKee........... Chairman and Chief Executive Officer,       1984             645(C)
                            Gulfstream Resources Limited (Oil and
                            gas) (60).
Edward J. Walsh.......... Executive Vice President of the             1995           1,915(F)
                            Corporation(44).
                          OTHER NAMED EXECUTIVES OF THE CORPORATION WHO
                            ARE NOT DIRECTORS OR NOMINEES
Jeremiah P. Cronin....... Executive Vice President (52).                --           8,544(F)
Peter F. Durning......... Secretary (57).                               --           2,703(F)
Daniel P. Levy........... Corporate Controller (47).                    --               0

- ---------------
(A) The information contained in this column reflects the definition of beneficial ownership for the purposes of the proxy rules of the Commission. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except to the extent set forth in footnotes (B) through (F).

(B) Mr. Merrill and Mr. Wood each purchased 200 shares subsequent to March 11, 1996.

(C) Shares shown do not include 2,000 shares issuable upon exercise of stock options issued under the Corporation's 1995 Stock Option Plan which are currently exercisable. Under the Rules of the Securities and Exchange Commission, such shares are considered to be beneficially owned for the purpose of this Proxy Statement. For the purpose of calculating percentage ownership, such shares were also considered to be outstanding.

(D) Shares shown do not include 100,000 shares issuable upon exercise of stock options issued under the Corporation's 1995 Stock Option Plan which are exercisable during the ten year term of the option granted on February 12, 1996. Under the Rules of the Securities and Exchange Commission, such shares are considered to be beneficially owned for the purpose of this Proxy Statement. For the purpose of calculating percentage ownership, such shares were also considered to be outstanding.

(E) Includes 1,590,600 shares held by Mr. Cilluffo and his associates as previously set forth in this Proxy Statement, but excludes 10,000 shares held by the Frank and Irja Cilluffo Foundation, Inc. Mr. Cilluffo disclaims beneficial ownership of the shares held by Cilluffo Associates, L.P. and by Zenith Associates, L.P. except to the extent of his pecuniary interest in such securities.

(F) Includes (i) shares allocated under the Employee Investment Plan and which are subject to its terms and provisions with respect to termination and withdrawal and, in limited circumstances, to forfeiture, and held as of December 31, 1995 by The Chase Manhattan Bank, N.A., trustee under the plan (with respect to such shares, voting power and investment power are determined in accordance with the provisions of the plan); (ii) shares allocated under the ESOP and which are subject to its terms with respect to forfeiture and held as of December 31, 1995 by The Chase Manhattan Bank, N.A., trustee under the plan; (iii) shares allocated under the PAYSOP and which are subject to its terms and held as of December 31, 1995 by The Chase Manhattan Bank, N.A., trustee; and (iv) shares awarded under the Corporation's Restricted Stock Plan and which are subject to its terms with respect to forfeiture. Shares held in accounts of employees in the Employee Investment Plan, ESOP and PAYSOP, including Messrs. Walsh and Durning, are voted by the trustees of such plans in accordance with the instructions of the employees; in the absence of such instructions, such shares are voted by the trustees in accordance with the terms of such plans.

     As of March 11, 1996, the Directors and officers of the Corporation, as a group, beneficially owned 1,740,986 shares or approximately 13.0% of the Corporation's outstanding Common Stock, including shares allocated under the Employee Investment Plan, the ESOP and the PAYSOP. The nature of beneficial ownership for said shares was sole voting and investment power, except (1) as referred to in footnotes (B) through (F) above, (2) 2,432 shares were held under the Employee Investment Plan and hence voting power was shared as described on page 3 of this Proxy Statement, and (3) 536 shares, 999 shares and 432 shares were owned by William L. Brown, John A. Hooper and Kenneth G. Ryder, respectively, Directors of the Corporation who are not standing for re-election; these amounts do not include 2,000 shares each which are issuable upon exercise of stock options issued under the Corporation's 1995 Stock Option Plan which are currently exercisable (under the Rules of the Securities and Exchange Commission, such shares are considered to be beneficially owned for the purpose of this Proxy Statement, and for the purpose of calculating percentage ownership, such shares were also considered to be outstanding.). Except for Mr. Cilluffo, no Director or officer beneficially owned as much as 1% of the outstanding Common Stock of the Corporation.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Corporation's Directors, its executive officers, and persons holding (as defined in the regulations of the Commission) more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and reports of changes in ownership with the Commission and the New York Stock Exchange. Directors, executive officers, and greater than 10% Shareholders are also required by Commission regulations to furnish the Corporation with copies of all such reports that they file. Based solely on its review of the copies of such reports received by it and written representations from certain reporting persons, the Corporation believes that all filing requirements applicable to its Directors, executive officers, and greater than 10% Shareholders were complied with during the fiscal year ended December 31, 1995.

CERTAIN COMMITTEES, ATTENDANCE, AND COMPENSATION OF DIRECTORS

     The Board has appointed an Audit Committee, a Nominating Committee, and a Compensation Committee whose report appears below. All of the members of these committees are non-employee Directors.

     The Audit Committee consists of William L. Brown (Chairman), Frank J. A. Cilluffo, Donna R. Fitzpatrick, Kent F. Hansen and J. Angus McKee. The Audit Committee, which met three times during 1995, among other things, considers and recommends to the full Board the selection of the independent auditor; reviews the performance of the audit function; and reviews with the independent and the internal auditors the scope and results of the Corporation's internal auditing procedures and the adequacy of internal accounting controls.

     The Nominating Committee consists of Kent F. Hansen (Chairman), William L. Brown, Elvin R. Heiberg, III and John A. Hooper. The Nominating Committee, which met twelve times during 1995, considers and makes recommendations to the Board of Directors as to criteria for Board composition and membership, and the names of persons whom it concludes should be considered for Board membership. The Nominating Committee will consider nominees recommended by Shareholders. Such recommendations should be submitted to the attention of the Corporate Secretary, Stone & Webster, Incorporated, 250 West 34th Street, 32nd Floor, P. O. Box 1244, New York, NY 10116.

     The Compensation Committee consists of John A. Hooper (Chairman), William
L. Brown, Bernard W. Reznicek and Kenneth G. Ryder. The Compensation Committee met eight times during 1995. The Compensation Committee reviews and approves the compensation and/or method of determining compensation of the principal officers and employees of the Corporation, considers compensation plans which are subsequently presented to the full Board, authorizes the grant of awards of Common Stock under the Restricted Stock Plan, and determines the award of stock options under the 1995 Stock Option Plan. For additional information regarding the policies and mission of the Compensation Committee, see "Report of the Compensation Committee" below. There are no compensation committee interlocks or insider participation relationships on the Compensation Committee.

     The Board of Directors met fourteen times during 1995. In 1995, each of the Directors attended at least 75% of the total number of meetings of the Board and of the committees of the Board on which the Director served. Directors who are not employees of the Corporation receive an annual retainer of $8,000, all of which is paid in shares of Common Stock of the Corporation (Common Stock), and a fee of $2,000 for each Board meeting attended and $1,000 for each committee meeting attended, except that the Chairman of the Audit Committee receives a committee meeting fee of $2,000 and the Chairman of each other committee receives a committee meeting fee of $1,500. Prior to August 15, 1995, a Chairman of the Board who was not an officer or employee of the Corporation was paid a fee of $2,000 for each meeting of the Board of Directors attended. The 1995 Stock Plan For Non-Employee Directors of Stone & Webster, Incorporated provides that Directors who are not officers or employees of the Corporation receive all of the annual retainer of $8,000 in the form of shares of Common Stock, and permits such Directors to elect to receive all or a portion of Board and Committee meeting fees in Common Stock in lieu of cash. In 1995, one-half of the annual retainer, payable prior to the Shareholders' approval of the 1995 Stock Plan for Non-Employee Directors at the 1995 Annual Meeting of Shareholders, was paid in cash, and the one-half payable after such Shareholders' approval was paid in shares of Common Stock. The 1995 Stock Option Plan permits the grant of nonqualified options to purchase 2,000 shares initially, and 1,000 shares annually thereafter, of Common Stock to each Director who is not an officer or employee of the Corporation. Directors are reimbursed for expenses incurred in performing services as a Director, including expenses for attending Board and committee meetings.

     In addition to the foregoing standard arrangements relating to the compensation of Directors, Dr. Hansen receives an annual payment of $50,000, payable on a quarterly basis in arrears, in consideration of his additional duties and responsibilities as a non-executive Chairman of the Board. This arrangement became effective as of his election as Chairman on August 15, 1995 and is payable for a minimum period extending from that date to the date of the 1996 Annual Meeting of Shareholders. Pursuant to this arrangement, Dr. Hansen received $6,386 during 1995. He also received a total of $14,500 during 1995 in fees, plus travel expenses, for services as a member of the Strategic Planning Committee of Stone & Webster Engineering Corporation during the first three months of 1995, and, during the following eight months, as liaison to that Committee from the Board of Directors of the Corporation; Dr. Hansen is no longer a member of or liaison to this Committee. Mr. McKee received $6,000 (Canadian) in fees, plus travel expenses, in 1995 from Stone & Webster Canada Limited for services as a Director of that subsidiary of the Corporation.

REPORT OF THE COMPENSATION COMMITTEE

     Under the direction of the Compensation Committee (the Committee), the Corporation has developed and implemented compensation plans and programs which are designed to enhance the growth and profitability of the Corporation and to increase Shareholder value. The Committee is comprised of four Directors none of whom has ever been an officer or employee of the Corporation or its subsidiaries. The following is a report on the compensation philosophy and practices of the Committee.

     The Committee's fundamental approach is to compensate the Named Executives (included in the Summary Compensation Table of this Proxy Statement) and other key employees at a basic level commensurate with the responsibilities assigned to them, while supplementing this with compensation that is directly related to the performance of the Corporation. The objectives of the Corporation's executive compensation programs are to attract and retain very highly competent individuals, to encourage them to achieve and surpass the Corporation's business goals, and to link the interests of the Corporation's executives with the interests of Shareholders.

     The Corporation, through its operating subsidiaries, is primarily engaged in providing engineering and construction services. These businesses tend to be cyclical in nature, driven both by general business cycles and by activity in the clients' industries. Due to this cyclical nature, it is important to keep overhead costs low, while ensuring that the Corporation is able to provide the specialized technical expertise expected by its clients. As a result, the Committee recognizes the need to balance limited fixed compensation costs with the ability to attract and retain highly competent professionals and reward them for improving the performance of the Corporation and providing a return to Shareholders.

     Accordingly, the philosophy of the Corporation has been to provide the Named Executives and the professional and supervisory staff, with base salaries together with incentive compensation contingent upon the profits of the business.

     In 1995, the Committee retained an outside compensation consulting firm to assist the Corporation in evaluating its executive compensation programs. In analyzing competitive compensation, the firm utilized compensation information from a broader range of companies than are included in the performance graph to better reflect Stone & Webster's relevant market for attracting and retaining executive talent. The Committee in 1996 has again retained an outside consulting firm to review the Corporation's compensation practices and needs to ensure that the compensation programs are structured to provide incentives based on improving the financial performance of the Corporation, and continue to be in line with practices of other similar organizations.

  1995 Compensation Programs
     In 1995, important changes were made to the structure and responsibilities of the executive officer group. In August, 1995, Mr. Coles resigned from his position as Chairman, President and Chief Executive Officer. At that time, Mr. Walsh was elected acting President and Chief Executive Officer (CEO). Two other executive officers included in the group of Named Executives first joined the Corporation in 1995.

  Base Salary
     Based on the Committee's assessment of competitive market conditions, base salary increases were awarded to two of the Named Executives in 1995 which were on average 6% of their annual base salaries. The other Named Executives were either new to the Corporation in 1995 or, in the case of Mr. Walsh as acting CEO and President, performing different services for the Corporation than in prior years. Base salaries for these executives were determined based on competitive market conditions and compensation levels appropriate for attracting these key executives.

  Annual Incentives
     The Committee reviewed its executive compensation programs including its annual incentive plan in 1994, with the assistance of an outside consulting firm, and developed a new Incentive Compensation Plan specifically designed to reward performance which results in the achievement of the Corporation's financial objectives. This new plan subsequently was approved by the Board of Directors in February 1995.

     Under the Incentive Compensation Plan, a pool is funded based on the after-tax earnings of the Corporation and distributed to participants based on corporate, division, project and individual performance. For the Named Executives, the incentive amount potentially earned is based solely on the financial performance of the Corporation. The maximum incentive percentage each participant can earn is determined by the Committee at the beginning of the year and based on a number of factors, including the participant's position, experience level, special expertise, and potential ability to affect financial performance.

     Under the 1995 Incentive Compensation Plan, the CEO could earn from 0% to 25% of base salary depending upon Corporate performance. The other Named Executives could earn from 0% to 20% of base salary based on similar measures. The Committee believes that these maximum levels are appropriate by industry standards.

     The Committee evaluated the performance of the Corporation in determining annual incentive compensation for the Named Executives, in accordance with the factors described above, and awarded incentive compensation with respect to 1995 as set forth in the Summary Compensation Table; this incentive amount was paid in February 1996. No awards were made under the incentive compensation plan in 1995 with respect to 1994 because of the level of the Corporation's earnings in 1994. Similarly, no awards were made in 1994.

  Stock Option Awards

     Under the Corporation's 1995 Stock Option Plan (see discussion below) the Committee may make awards of stock options to the Named Executives as well as other key employees in order to motivate and reward them for increases in Shareholder value. In 1995, based on recommendations from the outside consulting firm addressing competitive stock option awards, the Committee granted stock options to the Named Executives as shown in the Summary Compensation Table, as well as to other key employees. The Committee believes that these options are an effective way to align management's interests with the interests of Shareholders since these options will reward executives only if the share price appreciates.

  Chief Executive Officer Compensation

     Mr. Coles resigned from the Corporation as Chairman, President and Chief Executive Officer in August, 1995. He received compensation for his services prior to his resignation as reflected in the Summary Compensation Table, including an increase in his base salary annual rate from $400,000 to $550,000, effective as of July 1, 1995. Mr. Walsh served as the acting Chief Executive Officer from the time of Mr. Coles' resignation until February, 1996, and received a base salary of $191,418 for fiscal 1995 for his service in this capacity. The Committee evaluated the performance of the Corporation in determining annual incentive compensation for Mr. Walsh, in accordance with the factors described above, and awarded him incentive compensation of $50,000 with respect to 1995; this incentive amount was paid in February 1996. Mr. Walsh received a stock option for 5,000 shares under the Corporation's 1995 Stock Option Plan. The Committee believes that this option represents a modest long-term incentive opportunity given Mr. Walsh's responsibilities.

     On February 12, 1996, the Corporation entered into an employment agreement with Mr. H. Kerner Smith to become President and Chief Executive Officer of the Corporation. All aspects of Mr. Smith's 1996 compensation will be governed by this employment agreement and his future compensation will be determined in accordance with the philosophies outlined above as well as the conditions of his employment agreement. The terms of Mr. Smith's employment agreement are set forth below in the section entitled "Employment and Change of Control Agreements" on page 20.

     The Compensation Committee and the full Board of Directors approved Mr. Smith's employment agreement after an extensive search had been conducted by the Board with the assistance of an executive search firm. In settling on the final compensation amounts, the Board focused on the importance of hiring a Chief Executive Officer with an outstanding business record who could provide the leadership necessary to improve the Corporation's competitiveness and profitability, particularly in the international marketplace. Mr. Smith's contractual base salary and annual incentive opportunity were determined based upon discussions with the outside executive search firm as well as an outside compensation consulting firm, a review of competitive industry compensation levels, and the overall compensation package required to attract someone of Mr. Smith's calibre to the Corporation.

     The Corporation does not currently maintain employment agreements with any of its Named Executives, other than Mr. Smith; see also the section entitled "Employment and Change of Control Agreements" below.

  Deductibility of Executive Compensation

     The Corporation believes that it is important that all of its executive compensation be deductible and fall within the regulations of the Internal Revenue Code Section 162(m) $1 million limit on deductible compensation. The Corporation accordingly has reviewed its compensation policies with respect to its covered executives and determined that Section 162(m) had no impact on the Corporation's policies in 1995 and should have no impact in 1996.

                                                    THE COMPENSATION COMMITTEE

                                                    John A. Hooper, Chairman
                                                    William L. Brown
                                                    Bernard W. Reznicek
                                                    Kenneth G. Ryder

EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation awarded to, earned by or paid to any person serving as the Corporation's Chief Executive Officer (or any person acting in a similar capacity during the last completed fiscal year), and each of the four most highly compensated executive officers of the Corporation (collectively, the Named Executives), for services rendered to the Corporation in all capacities during each of the last three fiscal years in which such person was an executive officer of the Corporation.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM COMPENSATION
                                                                        ----------------------------------
                                         ANNUAL COMPENSATION(1)                AWARDS(4)           PAYOUTS
                                     -------------------------------    ------------------------   -------
                                                              OTHER                  SECURITIES                ALL
                                                             ANNUAL     RESTRICTED     UNDER-                 OTHER
          NAME AND                                           COMPEN-      STOCK         LYING       LTIP     COMPEN-
          PRINCIPAL                     (2)        (2)       SATION      AWARD(S)     OPTIONS/     PAYOUTS   SATION
          POSITION            YEAR   SALARY($)   BONUS($)    (3)($)        ($)         SARS(#)       ($)     ($)(5)
- ----------------------------- ----   ---------   --------    -------    ----------   -----------   -------   -------
Edward J. Walsh(6)........... 1995    191,418     50,000          0             0        5,000         0      4,420
  Acting President and        1994          -          -          -             -            -         -          -
  Chief Executive Officer     1993          -          -          -             -            -         -          -
Bruce C. Coles(7)............ 1995    350,899          0          0             0            0(8)      0      4,420
  President and Chief         1994    380,000          0      1,051(9)          0            0         0      5,554(10)
  Executive Officer           1993    349,000          0          -       306,000            0         0      6,187
Jeremiah P. Cronin(11)....... 1995    229,167     40,044          0       198,750       15,000         0          0
  Executive Vice              1994          -          -          -             -            -         -          -
  President                   1993          -          -          -             -            -         -          -
Kenneth F. Reinschmidt(12)... 1995    230,000     15,710          0             0        5,000         0      4,420
  Senior Vice President       1994    221,375          0          -             0            0         0      4,420
                              1993    201,400          0          -             0            0         0      5,387
Daniel P. Levy(13)........... 1995     83,013      5,977          0             0            0         0          0
  Corporate Controller        1994          -          -          -             -            -         -          -
                              1993          -          -          -             -            -         -          -
Peter F. Durning(14)......... 1995    149,200     10,190          0             0        3,500         0      4,063
  Secretary                   1994    138,765          0          -             0            0         0      3,933
                              1993          -          -          -             -            -         -          -

- ---------------
 (1) Salaries for the years 1993, 1994 and 1995 were paid to certain employees of the Corporation, including the Named Executives, under plans adopted for each of those years for compensating the individuals selected, in part by a fixed amount ("Salary" in the table above) and in part by a contingent incentive amount ("Bonus"), the latter amount being measured by a percentage, as determined by the Compensation Committee in each individual case, of the Corporation's Adjusted Consolidated Net Earnings determined as provided in the plan and subject to certain limitations including a percentage limitation on the total contingent amounts which may be paid. The Compensation Committee has developed and the Board of Directors has adopted a new plan for the compensation of executives of the Corporation and its subsidiaries in which the Named Executives (except Mr. Coles) are among those selected to participate. Under the proxy regulations of the Commission, the second column under "Annual Compensation" is required to be labeled "Bonus"; these amounts would more accurately be described as "Contingent Payments" because the amounts paid are dependent on the Corporation's performance during the year, and there is no assurance that any such amounts would be paid, as was the case for 1993 and 1994 when no such payments were made. The "Bonus" payments shown in the table above with respect to 1995 were actually paid in February 1996. See also the Report of the Compensation Committee.

 (2) Includes amounts deferred by the Named Executives under provisions of the Employee Investment Plan pursuant to Section 401(k) of the Internal Revenue Code.

 (3) Perquisites and personal benefits paid to each Named Executive during 1993, 1994 and 1995 in each instance aggregated less than $50,000 or 10% of the total annual salary and contingent payment set forth in the columns entitled "Salary" and "Bonus" and, accordingly, are omitted from the table as permitted by the rules of the Commission.

 (4) Restrictions on shares awarded pursuant to the Restricted Stock Plan lapse in five equal annual installments commencing on the first anniversary date of each award. Pursuant to the Restricted Stock Plan, Mr. Coles forfeited 9,600 shares of Common Stock which had been previously awarded but were not yet vested upon his resignation. No other Named Executive holds any shares of restricted stock which have not fully vested under the terms of the Restricted Stock Plan, except that, as of December 31, 1995, Mr. Cronin held 6,000 shares of Common Stock with a market value of $215,250, which were awarded in 1995 as reflected in the table above. Dividends are payable on restricted stock awards directly to the holder of restricted stock. The Corporation did not have any plans which provide compensation in the form of stock appreciation rights (SAR's) during the years covered by this table. A Stock Option Plan was first adopted in 1995, as discussed below.

 (5) Includes contributions made by the Corporation under the Employee Investment Plan during 1995 on behalf of Messrs. Walsh, Coles, Reinschmidt and Durning in the amount of $1,875, $1,875, $1,875, and $1,865, respectively, and contributions made by the Corporation under the ESOP during 1995 of $2,545, $2,545, $2,545, and $2,198, respectively. Under the terms of the Employee Investment Plan and the ESOP, Mr. Cronin and Mr. Levy did not become eligible to participate in those plans until January 1, 1996, at which date they began to participate in the plans.

 (6) On August 15, 1995, Mr. Walsh was elected Acting President and Chief Executive Officer, and an Executive Vice President. He was elected a Director on August 31, 1995. He relinquished the positions of Acting President and Chief Executive Officer on February 12, 1996 and continues to be Executive Vice President and a Director. Data with respect to his compensation for 1993 and 1994 is not included in the table above because he was not an Executive Officer of the Corporation during 1993 and 1994.

 (7) On May 12, 1994, the Board of Directors elected Mr. Coles Chief Executive Officer and President of the Corporation. On May 11, 1995, the Board of Directors elected Mr. Coles to the additional position of Chairman of the Board. On August 15, 1995, Mr. Coles resigned as Chairman, President and Chief Executive Officer. On August 31, 1995, Mr. Coles resigned as a Director.

 (8) Options for 25,000 shares of Common Stock granted to Mr. Coles on June 20, 1995 expired unexercised due to the termination of his position with the Corporation on August 31, 1995.

 (9) Includes $1,051 in tax payments in 1994 made by the Corporation on behalf of Mr. Coles in connection with the supplemental term life insurance discussed below in the description of the Employee Retirement Plan.

(10) Includes $1,134 representing the cost in 1994 of supplemental term life insurance purchased by the Corporation on behalf of Mr. Coles, as discussed below in the description of the Employee Retirement Plan.

(11) Mr. Cronin was first employed by the Corporation on March 1, 1995 in the capacity of Executive Vice President. He is also Chief Financial Officer of the Corporation.

(12) Dr. Reinschmidt retired under the Stone & Webster, Incorporated Incentive Retirement Program under the Employee Retirement Plan effective as of March 1, 1996.

(13) Mr. Levy was first employed by the Corporation on July 10, 1995 and was appointed Corporate Controller effective July 19, 1995.

(14) Mr. Durning served as an Assistant Secretary of the Corporation prior to his election as Secretary on July 20, 1994. He is also General Counsel of the Corporation. Data with respect to his compensation for 1993 is not included in the table above because he was not an Executive Officer of the Corporation during 1993.

STOCK OPTIONS

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows all individual grants of stock options under the Corporation's 1995 Stock Option Plan to the Named Executives of the Company during the fiscal year ended December 31, 1995.


                                                                                                POTENTIAL REALIZABLE
                                                INDIVIDUAL GRANTS                                 VALUE AT ASSUMED
                      ---------------------------------------------------------------------        ANNUAL RATES OF
                        NUMBER OF          PERCENT OF                                                STOCK PRICE
                        SECURITIES       TOTAL OPTIONS                                            APPRECIATION FOR
                        UNDERLYING         GRANTED TO                                              OPTION TERM (3)
                         OPTIONS          EMPLOYEES IN      EXERCISE OR BASE     EXPIRATION     ---------------------
        NAME          GRANTED (#)(1)      FISCAL YEAR       PRICE ($/SH)(2)         DATE           5%          10%
        (A)                (B)                (C)                 (D)               (E)           (F)          (G)
- --------------------  --------------     --------------     ----------------     ----------     --------     --------
E. J. Walsh.........       5,000               3.08               31.00           6/19/2005     $ 97,478     $247,029
B. C. Coles(4)......      25,000              15.38               31.00           8/31/1995            -            -
J. P. Cronin........      15,000               9.23               31.00           6/19/2005      292,434      741,089
K. S. Reinschmidt...       5,000               3.08               31.00           6/19/2005       97,478      247,029
P. F. Durning.......       3,500               2.15               31.00           6/19/2005       68,234      172,920
D. P. Levy..........           0                  -                   -                   -            -            -

- ---------------
(1) Options become exercisable three years from the date of grant and expire ten years from the date of grant, subject to earlier termination in certain events related to termination of employment, death, retirement or disability. Upon a change of control, all outstanding options become exercisable.

(2) The initial exercise price of $31.00 for the options granted in 1995 is determined as set forth in the 1995 Stock Option Plan to be the fair market value of a share of Common Stock as of the date of the grant. The exercise price may be paid in cash, by the delivery of previously owned shares of Common Stock, or by such other method as may be permitted by the Committee.

(3) As required by the rules of the Securities and Exchange Commission ("SEC"), potential values stated are based on the prescribed assumption that the Corporation's Common Stock will appreciate in value from the date of the grant to the end of the option term (ten years from the date of grant) at annualized rates of 5% and 10% (total appreciation of 63% and 159%), respectively, and therefore are not intended to forecast future appreciation, if any, in the price of the Corporation's Common Stock. These dollar amounts are also calculated based on the assumption that the options are exercised at the end of the full ten year term of the option. The options would have no value to the option holders if the price of the Common Stock does not increase above the exercise price of the options. As an alternative to the assumed potential realizable values stated in Columns (f) and (g), SEC rules would permit stating the present value of such options at the date of the grant. Methods of computing present value suggested by different authorities can produce significantly different results. Moreover, since stock options granted by the Corporation are not transferrable, there are no objective criteria by which any computation of present value can be verified. Consequently, the Corporation's management does not believe there is a reliable method of computing the present value of such stock options.

(4) The options granted to Mr. Coles expired unexercised due to the termination of his positions with the Corporation prior to their vesting date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

     The following table provides information concerning each option exercised during the last fiscal year by each of the Named Executives and the value of unexercised options held by such executive officers at the end of the fiscal year.



                                                              NUMBER OF
                                                        SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                       UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                                         FISCAL YEAR END (#)         FISCAL YEAR END ($)(1)
                    SHARES ACQUIRED                  ---------------------------   ---------------------------
       NAME         ON EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
       (A)                (B)             (C)                    (D)                           (E)
- ------------------  ---------------   ------------   ---------------------------   ---------------------------
E. J. Walsh.......         0               $0             0             5,000          $ 0          $24,375
B. C. Coles.......         0                0             0                 0            0                0
J. P. Cronin......         0                0             0            15,000            0           73,125
K. F.
  Reinschmidt.....         0                0             0             5,000            0           24,375
P. F. Durning.....         0                0             0             3,500            0           17,062
D. P. Levy........         0                0             0                 0            0                0

- ---------------
(1) Values stated are based on the closing price of $35.875 per share of the Corporation's Common Stock as listed in the New York Stock Exchange Composite Transactions on December 29, 1995, the last trading day of the fiscal year, and are calculated by subtracting the option exercise price from said closing price.

PERFORMANCE GRAPH

     The following graph compares the five year cumulative total Shareholder return (assuming the reinvestment of dividends) on the Corporation's Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index (S&P 500) and the Dow Jones Heavy Construction Group Index. The Investor's Business Daily Building - Heavy Construction Industry Index published by William O'Neil, which had previously been used by the Corporation in its Proxy Statement performance graph, is no longer issued for general distribution by its publisher and is not generally accessible by the Corporation's Shareholders; accordingly, the graph does not compare the Corporation's total return with that of the William O'Neil index used in the Proxy Statement in connection with the 1995 Annual Meeting of Shareholders. The graph assumes an initial investment of $100 on December 31, 1990 in the Corporation's Common Stock or in the underlying securities which comprise each of those market indices.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
                 STONE & WEBSTER, INCORPORATED, S&P 500 AND THE
                    DOW JONES HEAVY CONSTRUCTION GROUP INDEX

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)           S&P 500           S&W            INDEX
1990                                    100.00          100.00          100.00
1991                                    130.00          100.00          119.00
1992                                    140.00           86.00          115.00
1993                                    155.00           96.00          121.00
1994                                    157.00          118.00          116.00
1995                                    215.00          130.00          162.00

RESTRICTED STOCK PLAN

     Under the provisions of the Restricted Stock Plan approved by the Shareholders in 1976, and amendments to the plan approved by the Shareholders in 1983 and 1988, shares of the Corporation's Common Stock have been awarded by the Compensation Committee, subject to forfeiture provisions, to a limited number of selected key employees. As approved by the Shareholders at the 1988 Annual Meeting of Shareholders, the plan was amended to increase the number of shares available for restricted stock awards to 2,400,000 shares and to extend the termination date of the plan to June 1, 1998. Restrictions on awarded shares lapse in five equal annual increments commencing on the first anniversary date of each award. Restrictions on certain shares lapse in 1996 through 2000 on the anniversary dates of awards. Shares subject to restrictions may not be sold or otherwise disposed of and must be returned to the Corporation if the employee's employment is terminated for any reason other than death or disability occurring more than one year after the date of the award. The 1983 amendments to the plan approved by the Shareholders also provide that restrictions on the sale or transfer of Common Stock of the Corporation awarded pursuant to the plan will lapse upon and simultaneously with any change in control of the Corporation occurring without the prior approval of the incumbent Board of Directors prior to the change in control. Such a change in control would be deemed to have taken place if (i) a third person, including a "group" as defined in Section 13d-3 of the Exchange Act, acquires shares of the Corporation having 20% or more of the total number of votes that may be cast for the election of directors of the Corporation, or (ii) as the result of any cash tender or exchange offer, merger, consolidation, sale of assets or other similar transaction, the persons who were Directors before such transaction shall cease to constitute a majority of the Board or any successor to the Corporation. In the event of such a change in control, the lapse of restrictions on shares awarded under the plan to some or all of the Named Executives might be deemed to constitute payments received from the Corporation.

     Upon approval by the Shareholders of the Corporation of the 1995 Stock Option Plan at the 1995 Annual Meeting of Shareholders, the number of shares of Common Stock available for future awards under the Restricted Stock Plan was reduced to 250,000 shares.

EMPLOYEE RETIREMENT PLAN

     The Corporation's Employee Retirement Plan is a trusteed, non-contributory, defined benefit plan which applies to all eligible employees of the Corporation. Benefits are based upon the length of credited service and the amounts of annual compensation (as defined in the plan) received during that period of service. Normal retirement age is the employee's Social Security Retirement Age. The formula for computing benefits provides that, for employees under the plan who had not attained their retirement date prior to January 1, 1992, annual retirement benefits are equal to the sum of (a) 0.75% of average annual compensation for the years 1989, 1990 and 1991 up to $21,000 plus 1.35% of such compensation in excess of $21,000, multiplied by the years and months of credited service before January 1, 1992 for up to 35 years, plus (b) 1% of such annual compensation for the years and months of credited service before January 1, 1992 in excess of 35 years, plus (c) for each year of credited service after January 1, 1992, 1% of annual compensation up to an indexed amount (which was $47,250 for 1995) equal to 1.75 times the "Social Security Covered Compensation" (a 35-year average Social Security earnings base), plus 1.45% of such annual compensation in excess of such amount; provided that employees with more than 35 years of service at retirement will be credited with a flat 1.33% of annual compensation for each year of service after the 35th year. With respect to the Named Executives, compensation, for purposes of calculating retirement benefits, includes both the fixed and contingent portions of salaries shown in the Summary Compensation Table under the Salary and Bonus headings, respectively. As of January 1, 1996, the number of full credited years of service for Messrs. Walsh, Coles, Reinschmidt and Durning is 22, 27, 20, and 22 years, respectively, and the estimated annual benefit payable to them upon retirement at normal retirement age and assuming the continuance of current rates of compensation for each (except Mr. Coles and Dr. Reinschmidt) until normal retirement age is $85,880, $74,380, $78,313 (actual), and $49,782, respectively. Mr. Cronin and
Mr. Levy had less than one year of service with the Corporation as of January 1, 1996 and were not yet eligible to participate in the plan. Dr. Reinschmidt retired under the plan as of March 1, 1996. These amounts do not reflect any limitations on annual benefits which may be paid from a tax-qualified retirement plan at the time of retirement imposed by Section 415 of the Internal Revenue Code, as amended from time to time, nor do they reflect any limitations imposed by Section 401(a)(17) of the Internal Revenue Code on the amount of compensation upon which benefits may be determined. The Board of Directors has adopted a Supplemental Retirement Program, which was amended in 1989, under which a trust has been established to fund the payment of any benefits calculated under the provisions of the Employee Retirement Plan which would be in excess of the limitations imposed by Sections 415 and 401(a)(17) of the Internal Revenue Code.

     During 1994, the Corporation purchased supplemental term life insurance to provide an additional death benefit to Mr. Coles' spouse in the event of his death prior to normal retirement age, in an amount intended to reflect the value of the additional survivors' benefit he would have earned if he lived until normal retirement age. No additional payments toward this insurance were paid after 1994. Upon his termination of employment, Mr. Coles received a lump sum payment of $206,874 under the Supplemental Retirement Program.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

     The Corporation entered into a three-year employment agreement with Mr. Smith on February 12, 1996 under which Mr. Smith is to serve as President and Chief Executive Officer of the Corporation. The agreement provides Mr. Smith with: an annual base salary of $500,000, with increases subject to annual review; an annual performance bonus for 1996 of $250,000 or such larger amount based upon performance and at the discretion of the Board, and with such amounts in years after 1996 to be based upon a new annual incentive plan to be approved by the Board (and in the absence of a new plan, the $250,000 minimum amount would continue in 1997 and 1998); severance arrangements providing for three (3) times annual compensation if employment is terminated, or deemed to be terminated, without cause; a supplemental retirement benefit designed to provide Mr. Smith a monthly retirement income benefit, commencing at age 60, from all of the Corporation's pension plans equivalent to 25% of Mr. Smith's average last three year's total compensation, with an equal benefit to be paid to Mr. Smith's wife for her life if she survives Mr. Smith; and a 10-year stock option for 100,000 shares of Common Stock with an exercise price of $34.875 (with the exercise price being the market price on the trading day immediately prior to the grant date in accordance with the Corporation's 1995 Stock Option Plan). The agreement also sets forth the intention of the Board to elect Mr. Smith as Chairman of the Board of Directors at the Board of Directors meeting immediately following the Annual Meeting of Shareholders in 1997.

     Each of Messrs. Smith, Walsh, Cronin, Levy and Durning has entered into a special Change of Control Agreement providing for severance pay and a continuation of certain benefits should a "Change of Control" occur. Entry into these agreements was unanimously approved by the independent members of the Board of Directors. In order to receive benefits under these special agreements, a "Change of Control" must have occurred as a result of any of the following circumstances:

          a. Accumulation by any individual, entity or group of 20% or more of the outstanding voting stock of the Corporation;

          b. A change in the make up of a majority of the persons serving as Directors of the Corporation from the majority currently in office (with such majority including those replacements or additions subsequently approved by a majority of Directors currently in place);

          c. A merger or other business combination resulting in persons other than current shareholders of the Corporation owning more than 50% of the resulting entity;

          d. Approval of a liquidation or dissolution of the Corporation.

     In order for severance benefits to be payable under these agreements, in addition to the Change of Control, the executive's employment must be terminated either involuntarily without cause (actual or "constructive") or if, after a Change of Control, the executive remains in the employ of the Corporation for a one year period, the executive may, subject to the terms of such agreements, voluntarily terminate his employment and receive the severance benefits.

     Under the special Change of Control Agreements, severance payments would equal, in the case of Messrs. Smith, Walsh, Cronin and Durning, an amount equal to three times, and in the case of Mr. Levy, an amount equal to two times, the executive's most recent annual base salary and most recent highest bonus. In addition, medical, life and disability benefits would be provided at the expense of the Corporation for the applicable period of three years or, in the case of Mr. Levy, two years. In addition, the executive would receive an amount equal to the actuarial equivalent of the benefit that such executive would have received under the Corporation's qualified defined benefit retirement plan assuming that the executive had remained in the employ of the Corporation during the three-year, or in the case of the Mr. Levy two-year, period following the right to receive benefits under these agreements. In addition, all options outstanding on the date of a change of control would become immediately and fully exercisable and all restrictions upon any restricted shares would lapse and immediately all such shares would become fully vested.

     All payments to executives under these Change of Control Agreements are subject to the limitation that such payments will be reduced to avoid the imposition of the excise tax required by Section 4999 of the Internal Revenue Code of 1986 as amended, it being the intention of the Corporation, as expressed in such agreements, that no payments under these agreements shall be deemed to be an "excess parachute payment" pursuant to Section 280G of said Code.

                    II. SELECTION OF INDEPENDENT ACCOUNTANTS

                               (PROXY ITEM NO. 2)

     The Shareholders will be asked to ratify the selection, on the recommendation of the Audit Committee, by the Corporation's Board of Directors of the firm of Coopers & Lybrand L.L.P., independent accountants, as auditor of the Corporation and its subsidiaries for the year 1996. A representative of said firm is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions raised at the Annual Meeting.

     THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE CORPORATION'S INDEPENDENT ACCOUNTANTS FOR 1996. PROXIES AND VOTING INSTRUCTIONS WILL BE VOTED IN FAVOR OF THE RATIFICATION UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE.

        III. AS TO OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

     Management knows of no business which will be presented to the Annual Meeting other than as set forth in the accompanying Notice of Meeting. However, if any other matters properly come before the Annual Meeting or any adjournments or postponements thereof, it is intended that the persons named in the enclosed form of proxy, or their respective substitutes, shall have authority to vote said proxy in accordance with their judgment on such matters. In the event that one or more of the nominees for election as Directors should become unavailable for election for any reason, it is intended that the persons named in said proxy, or their respective substitutes, shall have authority to vote according to their judgment for other persons in lieu thereof. Management has no present knowledge that any of the nominees for election as a Director will be unavailable to serve.

     IV. LAST DATE TO SUBMIT SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     November 30, 1996 is the date by which proposals of Shareholders intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Corporation to the attention of the Corporate Secretary, Stone & Webster, Incorporated, 250 West 34th Street, 32nd Floor, P. O. Box 1244, New York, N.Y. 10116, in order to be considered for inclusion in the Corporation's Proxy Statement and form of proxy relating to that meeting.

- --------------------------------------------------------------------------------
     A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT
SCHEDULE BUT WITHOUT EXHIBITS, WILL BE FURNISHED UPON REQUEST WITHOUT CHARGE TO ANY PERSON WHO WAS A BENEFICIAL OWNER OF COMMON STOCK OF THE CORPORATION AS OF MARCH 11, 1996, THE RECORD DATE FOR THE 1996 ANNUAL MEETING OF SHAREHOLDERS. ALL REQUESTS SHOULD BE DIRECTED TO THE CORPORATION TO THE ATTENTION OF THE CORPORATE SECRETARY, STONE & WEBSTER, INCORPORATED, 250 WEST 34TH STREET, 32ND FLOOR, P.O. BOX 1244, NEW YORK, NY 10116.
- --------------------------------------------------------------------------------
         IN KEEPING WITH OUR CONCERN FOR THE ENVIRONMENT,
         THIS PROXY STATEMENT IS PRINTED ON RECYCLED PAPER.

(RECYCLE LOGO)

                                STONE & WEBSTER, INCORPORATED
LOGO
                                     250 West 34th Street
                                   New York, New York 10119

                                                                  March 29, 1996

To Participants in the Employee Investment Plan,
Employee Stock Ownership Plan, and
Payroll-based Employee Stock Ownership
Plan of Stone & Webster, Incorporated and
Participating Subsidiaries

                                 VOTING RIGHTS

     As a participant in the Employee Investment Plan, Employee Stock Ownership Plan, and Payroll-based Employee Stock Ownership Plan, you may instruct The Chase Manhattan Bank, N.A., Trustee under the Plans, to vote the shares of Stone & Webster, Incorporated standing to your credit under the Plans at the Annual Shareholders' Meeting of the Corporation to be held May 9, 1996.

     Enclosed for your information and use are:

          1. Combined Notice and Proxy Statement.

          2. A form of Voting Instructions to Trustee card.

          3. A postage-paid, pre-addressed envelope to return your card directly to the Trustee in care of its tabulator of Voting Instructions.

     To vote, please mark and sign the enclosed Voting Instructions card and return it to the Trustee in the enclosed envelope.

     Voting rights with respect to shares in the Employee Investment Plan Trust not exercised by participants will be exercised by the Trustee in accordance with the directions of the Committee under the Employee Investment Plan. With respect to shares in the Employee Stock Ownership Plan Trust, shares allocated to the accounts of participants are voted as the participants direct, and allocated shares not voted by the participants and all unallocated shares are voted in the proportions the allocated shares are voted by the participants. Allocated shares in the Payroll-based Employee Stock Ownership Plan Trust are voted as the participants direct, and allocated shares not voted by participants will not be voted.

     A copy of the Corporation's 1995 Annual Report to Shareholders has been furnished to you.

     PLEASE NOTE: THE CORPORATION HAS ALWAYS HAD AND CONTINUES TO MAINTAIN A STRICT POLICY OF PERMANENT CONFIDENTIALITY REGARDING THE VOTING OF SHARES IN THESE THREE EMPLOYEE BENEFIT PLANS. NO EMPLOYEE OF THE STONE & WEBSTER ORGANIZATION HAS ACCESS TO THE VOTING INSTRUCTIONS OF ANY PLAN PARTICIPANT, WHICH ARE AVAILABLE ONLY TO THE TRUSTEE AND ITS INDEPENDENT VOTING INSTRUCTIONS TABULATOR. DISCLOSURE TO THE CORPORATION OR TO THIRD PARTIES IS NOT PERMITTED UNLESS REQUIRED BY LAW OR THE PARTICIPANT REQUESTS OR CONSENTS TO DISCLOSURE.

                                          Employee Benefits Committee
                                          Stone & Webster, Incorporated

Please mark
your votes as indicated in
this example                                                /X/


THESE VOTING INSTRUCTIONS WILL BE VOTED FOR ITEMS (1) AND (2) UNLESS A CONTRARY CHOICE IS SPECIFIED

THE BOARD RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                                                            FOR                        WITHHOLD
                                                                                       AUTHORITY
1.   The election of John P. Merrill, Jr.,
     Bernard W. Reznicek and Peter M. Wood
     as Directors to serve until the 1999
     Annual Meeting of Shareholders.                       / /                            / /

     You may withhold authority to vote for any nominee by writing his or her name on the line below.

     --------------------------------------------


                                                           FOR          AGAINST         ABSTAIN

2.   The ratification of the selection of
     Coopers & Lybrand L.L.P., independent
     accountants, as auditor for the year 1996.            / /            / /             / /


3. Upon all such other matters as may properly come before the meeting.

Please check box if you plan to
attend the meeting.                                        / /


SIGNATURE_____________________________________ DATE_________________, 1996



NOTE: PLEASE SIGN AS NAME APPEARS HEREON.


                 STONE & WEBSTER EMPLOYEE INVESTMENT PLAN TRUST
              STONE & WEBSTER EMPLOYEE STOCK OWNERSHIP PLAN TRUST
       STONE & WEBSTER PAYROLL-BASED EMPLOYEE STOCK OWNERSHIP PLAN TRUST

                         VOTING INSTRUCTIONS TO TRUSTEE

  These voting instructions are solicited on behalf of the Board of Directors

To the Trustee:

     In accordance with provisions of the Employee Investment Plan, the Employee Stock Ownership Plan, and the Payroll-based Employee Stock Ownership Plan of Stone & Webster, Incorporated and Participating Subsidiaries, I hereby instruct you, as Trustee, to vote or cause to be voted at the Annual Meeting of Shareholders of Stone & Webster, Incorporated to be held on May 9, 1996 and at any and all adjournments and postponements thereof, all shares in said Corporation standing to my credit in each of the trusts under the foregoing Plans in which I may be a participant and which I am entitled to vote at such meeting as follows:

                (continued and to be SIGNED on the Reverse Side)

                              FOLD AND DETACH HERE

Please mark
your votes as indicated in
this example                            /X/


THIS PROXY WILL BE VOTED FOR ITEMS (1) AND (2) UNLESS A CONTRARY CHOICE IS SPECIFIED

THE BOARD RECOMMENDS A VOTE FOR ITEMS 1 AND 2.


                                                            FOR                            WITHHOLD
                                                                                           AUTHORITY
1.   The election of John P. Merrill, Jr.,
     Bernard W. Reznicek and Peter M. Wood
     as Directors to serve until the 1999
     Annual Meeting of Shareholders.                       / /                                / /

     You may withhold authority to vote for any nominee by writing his or her name on the line below.

     ------------------------------------------

                                                           FOR          AGAINST         ABSTAIN
2.   The ratification of the selection of
     Coopers & Lybrand L.L.P., independent
     accountants, as auditor for the year 1996.            / /            / /             / /

3. Upon all such other matters as may properly come before the meeting.

Please check box if you plan to
attend the meeting.                                        / /


SIGNATURE_____________________________________ DATE_________________, 1996

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.


                         STONE & WEBSTER, INCORPORATED

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints H. KERNER SMITH, JEREMIAH P. CRONIN and PETER F. DURNING, or any one of them, as attorneys, with full power of substitution, for and in the name of the undersigned, to vote, or withhold from voting, all shares of the undersigned in Stone & Webster, Incorporated at the Annual Meeting of its Shareholders to be held, in accordance with notice and proxy statement received, in Wilmington, Delaware, on May 9, 1996, and at any and all adjournments and postponements thereof:

                (continued and to be SIGNED on the Reverse Side)

                              FOLD AND DETACH HERE